Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of January 1, 2017, is by and between Ken Walker (“Consultant”), and EnPro Industries, Inc. (the “Company”) (together “the Parties,” and individually, a “Party”), pursuant to which Consultant shall provide the Services (as defined below) to the Company.
The Parties hereto agree as follows:
1.Services. Consultant will provide the Company and its subsidiaries with the services described in Exhibit A on the terms set forth herein (the “Services”). Consultant shall have the right to determine the method, details, and means of performing the Services, subject to reasonable direction and oversight by the Company as set forth herein.

2.Fees and Expenses. In exchange for the Services, the Company shall pay Consultant the fees, and reimburse Consultant for the expenses, described in Exhibit B.

3.Confidentiality. Consultant acknowledges that, in connection with performance of the Services, Consultant will acquire, be exposed and have access to, nonpublic material, data and information of the Company and its affiliates that is confidential, proprietary and/or a trade secret (the “Confidential Information”). At all times, both during and after the Consulting Period, Consultant shall keep and retain in confidence and shall not disclose to any person or use for Consultant’s own purposes, any of the Confidential Information. At the request of the Company, and - in any event at the end of the Consulting Period (as defined below) - Consultant shall promptly deliver to the Company all tangible materials that embody any Confidential Information or that were created by reference to any Confidential Information, including any reports, analyses, documentation, records, listings, notes, data, sketches, drawings, memoranda, computer files, emails, communications, models, accounts, reference materials, samples, machine-readable media and equipment. Any trade secrets of the Company and its affiliates shall be entitled to all of the protections and benefits under the North Carolina Trade Secrets Protection Act, N.C. Gen. Stat. § 66-152 et seq. and any other applicable law.

4.Term. The engagement of Consultant hereunder shall begin on January 1, 2017 and shall continue until June 30, 2017. The period of time during which Consultant is performing Services under this Agreement is referred to as the “Consulting Period.” All of the provisions of this Agreement, except Section 1, shall survive termination of this Agreement and shall be binding on the Parties and their successors and assigns.

5.Status as Independent Contractor. During the Consulting Period, Consultant shall be an independent contractor of the Company (for tax and all other purposes) and shall not be an employee or agent of the Company or any of its affiliates entitled to any benefits afforded to the employees of such persons. Additionally, this Agreement does not create a joint venture or partnership between the Company and Consultant. Consultant acknowledges that it is his responsibility to pay his income tax, social security and any other taxes arising from the payments made to him by the Company under this Agreement. If this independent Consultant relationship is determined by tax or other authorities to constitute an employment relationship, Consultant hereby waives, for the duration of the Consulting Period, any and all claims to coverage under any Company-sponsored pension, profit-sharing, health, dental, welfare, or similar type plans, unless otherwise agreed by the Company in writing. Consultant acknowledges that the Company shall have no responsibility to purchase or maintain any workers’ compensation or any other insurance on behalf of Consultant (or his employee and agents) during the term of this Agreement. Consultant shall purchase and maintain reasonable and adequate automobile and general liability insurance coverage in connection with his activities hereunder and shall provide proof of such insurance from time to time as requested by the Company.

6.Notices. All notices, consents, waivers and other communications required hereunder shall be in writing and shall be either delivered by hand or mailed by registered or certified mail or by a nationally recognized overnight delivery service, postage prepaid, to a Party’s address on the signature page hereto. Each such notice or other communication shall be deemed to have been duly given and to be effective (a) if delivered by hand, immediately upon delivery if delivered on a business day during normal business hours and, if otherwise, on the next business day, (b) if mailed, on the fourth business day following deposit in the United States mail addressed as set forth above, or (c) if sent by a nationally recognized overnight delivery service, on the day of delivery by such service or, if not a business day, on the first business day after delivery. Notices and other communications that are not required under this Agreement may be transmitted by any means, including e-mail.

7.Waiver of Compliance; Consents. The rights and remedies of the Parties set forth in this Agreement are cumulative and not alternative and may be exercised concurrently or separately. No failure or delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless such waiver or renunciation is set forth in a signed writing, (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement. Any consent required or permitted by this Agreement is binding only if in writing.

8.Right to Obtain an Injunction. Consultant acknowledges that the Company and its affiliates shall have no adequate means of protecting their rights under Section 3 of this Agreement, other than by securing an injunction (a court order prohibiting Consultant from violating the Agreement). Accordingly, Consultant agrees that the Company and its affiliates are entitled to enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief. Nothing contained in this Agreement shall prohibit the Company or any of its affiliates from pursuing any remedies in addition to injunctive relief, including recovery of damages.

9.Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to the conflict of laws principles thereof.

10.Jurisdiction, Venue and Service of Process. If any Party commences a lawsuit or other proceeding relating to or arising from this Agreement, the Parties agree that the United States District Court for the Western District of North Carolina, Charlotte Division, shall have sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the Parties agree that the courts of the State of North Carolina in Mecklenburg County shall have sole and exclusive jurisdiction. The Parties (a) agree that any of these courts shall be proper venue for any such lawsuit or judicial proceeding, (b) waive any objection to such venue, (c) consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts, and (d) agree that process in any action or proceeding referred to herein may be served on any Party anywhere in the world.

11.Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

12.Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any Party to any counterpart shall be deemed a signature, and may be appended, to any other counterpart.

13.Further Assurances. At any time or from time to time after the date hereof, Consultant shall cooperate in good faith with the Company and, at its request, execute and deliver any further instruments or documents and take all such further action as the Company may deem necessary or advisable to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder. Consultant shall notify the Company promptly if there is any change with respect to any of the information or representations pertaining to Consultant contained herein.

14.Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the Parties and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. This Agreement may not be assigned by Consultant, except to an entity that is solely owned and operated by Consultant.

15.No Third Party Beneficiaries. This Agreement is not intended and shall not convey any rights to persons not party to this Agreement. Without limiting the generality of the foregoing, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

16.Amendment. This Agreement may be amended only in writing and with the consent of Consultant and the Company.

17.Other Employment. Nothing herein will restrict Consultant from obtaining other employment during the term hereof, provided that such employment is permitted under the Business Protection Agreement between Consultant and the Company (as amended as of June 23, 2015).

18.Entire Agreement. This Agreement contains the entire understanding between the Parties relating to the subject matter hereof and supersedes any and all prior consulting agreements between the Company, its affiliates and Consultant.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

/s/ Kenneth D. Walker
Name: Ken Walker
Title: Consultant

Address: 4600 Oglukian Road
Charlotte, NC 28226

ENPRO INDUSTRIES, INC.

By: /s/ Robert S. McLean
Name: Robert S. McLean
Title: General Counsel, Chief Administrative Officer and Secretary

Address: 5605 Carnegie Blvd.
Charlotte, NC 28209

EXHIBIT A

SERVICES

•Consultant will provide transitional support to the Company regarding all matters with the scope of his prior responsibilities with the Company.

•Consultant will undertake such other duties and projects as assigned by the Chief Executive Officer of the Company or as determined necessary or desirable by Consultant and approved by the Chief Executive Officer of the Company.

EXHIBIT B

FEES AND EXPENSES

Payment:

The following terms and rates will apply:

◦     $18,200 per month guaranteed retainer; payable monthly in arrears

Reimbursement of Expenses:

Consultant’s reasonable out-of-pocket expenses related to the Services will be reimbursed by the Company, subject to approval by the Chief Executive Officer or General Counsel of the Company

Additional Items

Consultant will maintain his own office space at his own expense at his home or as he otherwise determines, and he may use conference room facilities of the Company as available if necessary or desirable and scheduled in advance.

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